PUT AND CALL AGREEMENT

         This PUT AND CALL AGREEMENT, dated as of August ___, 2000 (this "Agreement"), is entered into by and between Premier Laser Systems, Inc., a California corporation ("Premier"), and MediVision Medical Imaging Ltd., an Israeli corporation ("MediVision").

                                   WITNESSETH:

         WHEREAS, Premier, MediVision and Ophthalmic Imaging Systems, a California corporation, are parties to that certain Securities Purchase Agreement dated as of July 13, 2000 (the "Purchase Agreement") pursuant to which MediVision is acquiring from Premier, on the date hereof, the Premier Debt, the Premier Shares and the Premier Inventory (as such terms are defined in the Purchase Agreement; all capitalized terms not defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement);

         WHEREAS, under the terms of the Purchase Agreement, part of the purchase price for the Premier Debt, the Premier Shares and the Premier Inventory is to be paid by MediVision to Premier in the form of the MediVision Shares; and

         WHEREAS, the Purchase Agreement contemplates the creation of a put option in favor of Premier with regard to the MediVision Shares and the creation of a call option in favor of MediVision with regard to the MediVision Shares, all in accordance with and subject to the terms of this Agreement.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties, promises and covenants set forth herein, the parties hereto agree as follows:

                                   0ARTICLE I

                                   PUT OPTION

         1.1. Sale of MediVision Shares; Put Option. At any time during the five
(5) week period commencing on September 22, 2000 and terminating at 5:00 p.m. New York City time on October 27, 2000 (the "Sale Period"), Premier may sell all or any portion of the MediVision Shares to one or more unaffiliated third party in bona fide arm's-length market transactions on the Brussels EURO.N.M., subject to the restrictions on sale set forth in Section 1.2 below. In the event Premier fails to realize One Million Dollars ($1,000,000.00) of gross proceeds from the sale of MediVision Shares during the Sale Period, MediVision shall, on a mutually acceptable date which is no later than five (5) business days after Premier's written demand therefor after the expiration of the Sale Period (the "Put Option Closing Date"), which demand, signed and verified by an authorized officer of Premier, shall describe in reasonable detail any gross proceeds realized upon such sale, pay to Premier, in cash, an amount equal to the excess of (a) One Million Dollars ($1,000,000.00) over (b) the gross sale price of the MediVision Shares realized by Premier (the "Put Price"). The foregoing shall be subject to reasonable verification by MediVision. Nothing contained in this Agreement shall obligate Premier to sell any MediVision Shares during the Sale Period. In furtherance of and not in limitation of the foregoing, in the event that Premier does not sell any MediVision Shares during the Sale Period, MediVision shall, within five (5) business days after Premier's written demand therefor after the expiration of Sale Period, pay to Premier One Million Dollars ($1,000,000.00) in cash (the foregoing rights of Premier described in this Section 1.1 shall be referred to collectively as the "Put Option"). On the Put Option Closing Date, in consideration for MediVision's payment of the Put Price to Premier, Premier shall deliver to MediVision all unsold MediVision Shares duly endorsed in blank or accompanied by stock powers duly executed in blank and bearing all necessary stock transfer stamps affixed thereto, sufficient to transfer the MediVision Shares to MediVision on the books of MediVision. 1.2. Restrictions of Sale of MediVision Shares. Premier shall hold solely for its own account and shall not sell, transfer, assign, deliver, pledge or any manner dispose of any of the MediVision Shares for a period of six
(6) weeks from the date hereof; weekly sales thereafter are not to exceed an aggregate of twenty percent (20%) of the number of MediVision Shares delivered to Premier pursuant to the Purchase Agreement. 1.3. Delivery of Shares. If MediVision shall not have delivered to Premier registered and freely transferable MediVision Shares by September 22, 2000, MediVision shall, within five (5) business days after Premier's written demand therefor, pay to Premier One Million Dollars ($1,000,000) in cash (the "MediVision Share Payment").

         1.4. Letter of Credit. MediVision shall deliver to Premier a Letter of Credit in the amount of up to $1,000,000 securing the obligations of MediVision to Premier with regard to the Put Option or the MediVision Share Payment, as the case may be, substantially in the form attached hereto as Exhibit A, upon the payment by Premier of up to $10,000 of expenses and bank fees relating to the issuance thereof.

                                   ARTICLE II

                                   CALL OPTION

         2.1. Call Option. At any time from the date hereof, MediVision may elect to repurchase any unsold MediVision Shares (the "Unsold Shares") from Premier for an amount equal to (a) One Million Dollars ($1,000,000.00) in cash, less (b) any gross proceeds realized by Premier from its prior sales of the MediVision Shares (the "Call Price"), as reasonably verified by MediVision (the "Call Option"). Such Call Option shall be exercised by written notice delivered by MediVision to Premier (the "Call Option Notice"). In the event MediVision exercises the Call Option, the closing of the transaction shall occur no later than ten (10) days after Premier's receipt of the Call Option Notice, whereupon MediVision shall deliver the Call Price to Premier and Premier shall deliver the Unsold Shares to MediVision duly endorsed in blank or accompanied by stock powers duly executed in blank and bearing all necessary stock transfer stamps affixed thereto, sufficient to transfer the MediVision Shares to MediVision on the books of MediVision.

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

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF MEDIVISION

         MediVision hereby represents and warrants to Premier as follows:

         3.1. Power and Capacity; Authorization. MediVision is a corporation duly organized, validly existing and in good standing under the laws of Israel. MediVision has full corporate power and authority to conduct its business as presently conducted by it and to own, lease or operate its assets and properties as presently owned, leased and operated by it and to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by MediVision's board of directors or other governing body and no other corporate proceedings by MediVision are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MediVision and, assuming this Agreement constitutes a legal, valid and binding obligation of each of the other party hereto, constitutes a legal, valid and binding agreement of MediVision, enforceable against MediVision in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto).

         3.2. No Conflicts. The execution, delivery and performance of this Agreement by MediVision will not (a) constitute a breach or violation of any provisions of MediVision's articles of incorporation or bylaws or comparable charter documents, (b) result in a violation of any law, rule, ordinance, regulation, order, judgment or decree applicable to or by which MediVision or any of its assets or properties is bound, or (c) conflict with or result in a breach of or default (or any event which, with the giving of notice or lapse of time or both, would constitute a breach or default) under any mortgage, lien, lease, license, permit, agreement, contract or instrument to which MediVision is a party or by which MediVision or any of its assets or properties is bound, which conflict, breach or default would have a material adverse effect on the ability of MediVision to perform its obligations under this Agreement.

         3.3. Capitalization. The authorized capital stock of MediVision, on the date hereof, consists of 10,000,000 shares of common stock, of which 5,420,000 shares are issued and outstanding. The rights, preferences and privileges of such shares are as set forth in its Articles of Incorporation, as amended.

         3.4. Issuance of Stock. The MediVision Shares have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof and the Purchase Agreement, the MediVision Shares shall be validly issued and outstanding, fully paid and nonassessable.

         3.5. Filed Documents; Financial Statements. The MediVision Shares shall be duly registered for public sale pursuant to the securities laws of Belgium (the "Belgian Laws"). As of their respective dates, all filings required to be made by MediVision under the Belgian Laws to

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

register the MediVision Shares and all additional filings required to be made by MediVision under the Belgian Laws with respect to the MediVision Shares shall comply in all material respects with the requirements of the Belgian Laws.

                                   ARTICLE IV

                              COVENANTS OF PREMIER

4.1. Compliance with Securities Laws. Premier shall comply with all applicable Belgian Laws in connection with the acquisition of the MediVision Shares, including but not limited to, the delivery of such instruments, undertakings and documents as shall be necessary or customary to effect the delivery of the MediVision Shares by MediVision to Premier.

                                   ARTICLE V

                                  MISCELLANEOUS

         5.1. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to conflicts of law principles thereof).

         5.2. Remedies Cumulative. Except as may otherwise be provided herein, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

         5.3. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         5.4. Notices. Notices required under this Agreement shall be deemed to have been adequately given if delivered in person or sent to the recipient at its address (or facsimile number, as the case may be) set forth on the signature page hereto or such other address as such party may from time to time designate in writing by certified mail (return receipt requested), facsimile or overnight courier in the manner provided in the Purchase Agreement.

         5.5. Amendments and Waivers.

            (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No waiver by a party of any default, misrepresentation or breach of a warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any

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

prior or subsequent default, misrepresentation or breach of a warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         5.6. Survival. All representations and warranties made by the parties contained in this Agreement and the respective covenants, agreements and obligations of the parties under this Agreement shall survive until the closing of the Put Option or the Call Option, whichever is the first to occur.

         5.7. Entire Understanding. This Agreement and the agreements to be executed in connection herewith at the Closing of the Purchase Agreement, express the entire understanding of the parties and supersede all prior and contemporaneous agreements and undertakings of the parties with respect to the subject matter hereof and thereof.

         5.8. Expenses. Each party will pay all of its own expenses, including attorney's fees, incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement.

         5.9. Counterparts. This Agreement may be executed in counterparts and the signatures delivered by telecopy on the manner provided in Section 5.4, each of which shall be deemed to be an original but which taken together shall constitute one agreement with the same effect as of the signatures were upon the same instrument and delivered in person.

         5.10. Assignment; No Third-Party Beneficiaries.

            (a) Except as otherwise expressly provided herein, this Agreement and the rights hereunder shall not be assignable or transferable by either party without the prior written consent of all the other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

            (b) This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder.

            5.11. Interpretation. This Agreement, including any exhibits, addenda, schedules and amendments, has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived.

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

            5.12. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.


              (THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.)


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


         IN WITNESS WHEREOF, the parties hereto have executed this Put and Sale Agreement as of the date first above written.

PREMIER LASER SYSTEMS, INC.

By:
    -------------------------------------------------
Name:
      -----------------------------------------------
Title:
       ----------------------------------------------

Address:                   3 Morgan
                           Irvine, CA  92618
                           Attention:  President
                           Facsimile:  (949) 859-5241
                           Telephone No.  (949) 859-0656

With a copy to:            O'Melveny & Myers LLP
                           610 Newport Center Drive, #1700
                           Newport Beach, CA  92660
                           Attention:  Suzzanne Uhland, Esq.
                           Facsimile:  (949) 823-6994
                           Telephone:  (949) 823-6971

MEDIVISION MEDICAL IMAGING LTD.

By:
    -------------------------------------------------
Name:
      -----------------------------------------------
Title:
       ----------------------------------------------

Address:                   P.O. Box 45
                           Industrial Park
                           Yokneam Elit
                           20692 Israel

With a copy to:            Parker Chapin LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, New York 10174
                           Attention:  Henry I. Rothman, Esq.
                           Tel. No.: (212) 704-6000
                           Fax No.: (212) 704-6288

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

                                    EXHIBIT A

                                LETTER OF CREDIT